Exhibit 99.1

Culp Expands Production of Critical Products in Support of COVID-19 Relief Efforts

HIGH POINT, N.C.--(BUSINESS WIRE)--April 21, 2020--Culp, Inc. (NYSE: CULP) today announced updates to recent measures the company has taken across several locations in its global platform in North America and Asia to increase production of face masks, bedding covers, and fabrics for healthcare operations and consumer health. These additional steps include:

  Expanding its work with several companies to produce face masks for supply to FEMA. These non-medical grade, three-layer cotton masks are made in accordance with FDA standards and are sewn at the company’s CLASS facilities in North Carolina and Haiti;
  Producing and supplying face masks for consumers and healthcare workers through the company’s Culp Hospitality platform in Knoxville, Tennessee, (Read Window Products) and through the company’s strategic partner relationships in Vietnam, which are now sewing face masks instead of upholstery fabric kits for the company. These non-medical grade, three-layer cotton masks are also made in accordance with FDA standards;
  Producing and supplying sewn bedding covers and bedding fabrics used for hospital beds at the company’s CLASS facility in North Carolina and through the company’s Asian platform;
  Working to assist other companies by using certain of Culp’s lamination equipment and finishing capabilities at the company’s facilities in Stokesdale, North Carolina, and Canada for their production of critical products for the healthcare industry, including woven medical gowns; and
  Utilizing the company’s full-scale research and development team to develop fabrics and other solutions for current and future personal protection equipment (“PPE”) needs.

Iv Culp, chief executive officer of Culp, Inc., said, “As the COVID-19 pandemic has spread across the world, I am extremely proud of our employees and strategic partners across our global platform for stepping up to assist in Culp’s relief efforts. We are utilizing our production and sourcing capabilities in the United States, Haiti, Canada, and Asia to supply much-needed PPE for healthcare workers and the communities we serve, and to support numerous customer requests for bedding covers and mattress fabrics used for hospital beds. Our mattress fabrics and upholstery fabrics divisions are working cross-functionally in these efforts and leveraging their resources to meet critical needs. Our plans are to produce at least one million face masks and to supply fabric and covers for tens of thousands of hospital mattresses over the next few months. The initiative to reprioritize some of our operations to produce PPE is not about profit, but rather to support our nation during this crisis while also keeping as many workers as possible employed. Culp associates are honored by the opportunity to pitch in and support our front-line workers, our healthcare operators, our communities, and our nation during this unprecedented time.”

About the Company

Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has operations located in the United States, Canada, China, and Haiti.

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward-looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements, except as required by law, to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, or future developments. There can be no assurance that the company will realize these expectations, meet its guidance, or that these beliefs will prove correct. Factors that could influence the matters discussed in such statements include concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus; financial market conditions; consumer confidence; trends in disposable income; and general economic conditions. The impact of these factors could adversely affect our operations and financial performance. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 12, 2019 for the fiscal year ended April 28, 2019, and our subsequent periodic reports filed with the Securities and Exchange Commission.

Contacts

Investor Contact: Kenneth R. Bowling
Chief Financial Officer
336-881-5630

Media Contact: Teresa A. Huffman
Senior Vice President, Human Resources
336-889-5161